Exhibit 99.1

Zimmer Completes Combination with Biomet

Zimmer Biomet to be a Leading Musculoskeletal Innovator

WARSAW, Ind., June 24, 2015 /PRNewswire/ — Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today announced that, following the receipt of U.S. Federal Trade Commission clearance, Zimmer has completed the acquisition of Biomet in a cash and equity transaction currently valued at approximately $14.0 billion. In connection with the combination, Zimmer has changed its corporate name to Zimmer Biomet Holdings, Inc. The Company will trade on the New York Stock Exchange and the SIX Swiss Exchange under the ticker symbol ZBH beginning June 29, 2015.

“The coming together of Zimmer and Biomet is a momentous achievement. We are excited to move forward as one company and to pursue new opportunities that benefit patients, healthcare professionals and employees around the globe,” said David Dvorak, President and CEO of Zimmer Biomet. “Over the past several months, our integration planning teams have been working to ensure that we capture the best of both companies and create a seamless and efficient transition. I look forward to continuing to work closely with our employees for the benefit of all of our stakeholders.”

Strategic Fit

Zimmer Biomet will be a leading innovator in the $45 billion musculoskeletal healthcare market, committed to creating innovative solutions for the evolving global healthcare industry. The Company will offer a comprehensive and diversified portfolio of musculoskeletal solutions. The scale of Zimmer Biomet will provide for increased competitiveness in core franchises and a stronger presence in emerging markets. Zimmer Biomet also expects to create operational synergies that will enhance value for stockholders.

Zimmer Biomet: New Branding

The Company today unveiled its new logo, which was designed to utilize the visual components of both the legacy Zimmer and Biomet brands.

Mr. Dvorak continued, “Each of our companies has a proud heritage. Just as the Zimmer Biomet name leverages the strong brand equity of both companies, the company logo combines Zimmer’s iconic symbol with elements of Biomet’s corporate identity.”

Additionally, the Company unveiled its new tagline — “Your progress. Our promise.” — which underscores the Company’s longstanding commitment to helping people live better lives.

Healthcare Professionals to Enjoy Innovative Solutions

With substantial investments in research and development, a deep commitment to medical training and education, a highly experienced and knowledgeable global team and a collaborative, personalized approach to working with healthcare professionals, the Company will develop and introduce cutting edge musculoskeletal products and services designed to achieve exceptional patient outcomes. Zimmer Biomet’s expanded sales force will also be increasingly effective in all geographies by having access to a broader portfolio.

Delivering Value for Stockholders

The transaction is expected to be double-digit accretive to the Company’s adjusted earnings per share in the first year following today’s closing. Zimmer Biomet also expects to achieve net annual synergies of approximately $350 million by the third year following closing, with approximately $135 million anticipated in the first 12 months. The Company anticipates leveraging its scalable platforms and achieving cross-selling opportunities.

Updated Financial Guidance

Zimmer Biomet estimates second quarter 2015 constant currency revenue growth, excluding Biomet acquired revenue, to be in a range of 1.0% to 1.5%, or 1.5% to 2.0% on a billing day, constant currency basis. Full-year 2015 constant currency revenue compared to pro forma 2014 revenues is now expected to increase between 1.5% and 2.0%. Previously, the Company had estimated full-year constant currency revenue would increase between 1.5% and 2.5% over 2014 pro forma revenues. The pro forma adjustments to the prior year reflect the inclusion of Biomet revenue for the comparable post-merger closing period in the prior year and the impact of the previously announced divestiture remedies.

Additionally, Zimmer Biomet estimates second quarter 2015 adjusted, fully diluted earnings per share to be in a range of $1.55 to $1.58 and reaffirms its adjusted full year, fully diluted earnings per share range estimate of $6.60 to $6.80. The Company will provide further financial information on the transaction and expectations for the balance of fiscal 2015 when it hosts its second quarter earnings conference call scheduled for July 30, 2015.

Expanded Board of Directors

As of today’s merger closing, the size of the Company’s Board of Directors has been increased to 12 members. Effective immediately, Michael W. Michelson, Member, Private Equity, KKR, and Jeffrey K. Rhodes, Partner, TPG, have been appointed to the Board. Messrs. Michelson and Rhodes previously served as members of the board of directors of Biomet. Mr. Michelson joined KKR in 1981 and has played a significant role investing in and developing the firms’ portfolio companies. Mr. Rhodes joined TPG in 2005 and is a leader of the firm’s investment activities in the healthcare services, pharmaceutical and medical device sectors. “Mike Michelson and Jeff Rhodes bring a wealth of healthcare industry experience to Zimmer Biomet’s Board of Directors,” said Larry Glasscock, Chairman of the Board. “We welcome them to the Board and look forward to their contributions.”

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, USA, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit zimmerbiomet.com or follow Zimmer Biomet on Twitter at twitter.com/zimmerbiomet.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger between Zimmer and LVB Acquisition, Inc. (“LVB”), the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the merger will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products and employees of the legacy companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to the merger; the effect of the merger on our relationships with our customers, vendors and lenders and on our operating results and business generally; the risks and uncertainties normally incidental to the orthopaedic industry, including price and product competition; the success of our quality and operational excellence initiatives; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports.

Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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SOURCE Zimmer Holdings, Inc.

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